Exhibit 23.1

Crowe Horwath LLP Independent Member Crowe Horwath International

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-126980 and 333-116685 on Form S-8 of Trinity Capital Corporation and Subsidiaries of our report dated March 30, 2018, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

Dallas, Texas
March 30, 2018